OVERSEAS SHIPHOLDING GROUP REPORTS SECOND QUARTER 2015 RESULTS

New York, NY – August 10, 2015 – Overseas Shipholding Group, Inc. (OSG) (NYSE MKT: OSGB), a provider of oceangoing energy transportation services, today reported results for the quarter ended June 30, 2015.

Highlights

•	Time charter equivalent (TCE) revenues(1) for the second quarter of 2015 totaled $235.2 million, up 37% compared with the same period in 2014.
•	Net income for the second quarter was $58.4 million, or $0.11 per diluted share.
•	Adjusted EBITDA(2) was $130.2 million, more than doubling from $55.2 million in the same period in 2014.
•	Generated $156.1 million of total cash(3) in the first half of 2015 to $668.5 million.

“I am pleased to report strong second quarter and first half results, which reflect the continuing strength in the U.S. and International tanker markets and our unique position in both these markets,” said Ian T. Blackley, President and CEO. “With a fleet of 79 vessels on the water, generating cash, we remain confident in our ability to deliver value for our shareholders.”

Second Quarter & First Half 2015 Results

TCE revenues grew to $235.2 million for the quarter, an increase of $63.6 million compared with the second quarter of 2014, driven by continuing strength in crude and product spot market rates. TCE revenues grew to $456.8 million for the first half of 2015, an increase of $70.6 million compared with the first half of 2014.

Net income for the second quarter of 2015 was $58.4 million, or $0.11 per diluted share, compared to a net loss for the second quarter of 2014 of $202.0 million. Net income for the first half of 2015 was $101.3 million, or $0.19 per diluted share, compared to a net loss for the first half of 2014 of $189.4 million. The net losses in the comparative 2014 periods reflect bankruptcy related charges.

Adjusted EBITDA was $130.2 million for the quarter, an increase of $75.0 million compared with the second quarter of 2014, driven primarily by the strength of spot rates, particularly in the international crude market, and lower general and administrative expenses. Adjusted EBITDA was $243.9 million for the first half of 2015, an increase of $102.1 million compared with the first half of 2014.

U.S. Flag

TCE revenues for the U.S. Flag segment were $115.9 million for the quarter, an increase of $11.3 million compared with the second quarter of 2014, driven by the continued strength of the Jones Act market. TCE revenues for the U.S. Flag segment were $227.1 million for the first half of 2015, an increase of $22.1 million compared with the first half of 2014.

International Crude Tankers

TCE revenues for the International Crude Tankers segment were $77.0 million for the quarter, an increase of $32.3 million compared with the second quarter of 2014. This significant increase resulted from a substantial strengthening in average daily rates across all vessel types in the segment, with VLCC and Aframax spot rates increasing to approximately $50,600 and $34,800 per day in the second quarter, respectively, both up nearly three times from the comparable 2014 period; and Panamax blended rates increased to approximately $21,700 per day, up 44%. TCE revenues for the International Crude Tankers segment were $143.8 million for the first half of 2015, an increase of $16.2 million compared with the first half of 2014.

1

International Product Carriers

TCE revenues for the International Product Carriers segment were $42.4 million for the quarter, an increase of $20.1 million compared with the second quarter of 2014. This significant increase resulted primarily from higher Medium Range (MR) spot rates, more than doubling from the same period in 2014 to approximately $18,500 per day. TCE revenues for the International Product Carriers segment were $85.9 million for the first half of 2015, an increase of $32.4 million compared with the first half of 2014.

Conference Call

The Company will host a conference call to discuss its second quarter 2015 results at 9:00 a.m. ET on Monday, August 10, 2015.

To access the call, participants should dial (866) 490-3149 for domestic callers and (707) 294-1567 for international callers. Please dial in ten minutes prior to the start of the call and enter Conference ID 94574018.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 12:00 p.m. ET on Monday, August 10, 2015 through 11:59 p.m. ET on Monday, August 17, 2015 by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, and entering Conference ID 94574018.

About OSG

Overseas Shipholding Group, Inc. (NYSE MKT: OSGB) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company's prospects, including statements regarding trends in the tanker and articulated tug/barge markets, and including prospects for certain strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report for 2014 on Form 10-K under the caption “Risk Factors” and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward looking statements. Forward looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Brian Tanner, Overseas Shipholding Group, Inc.

(212) 578-1645

btanner@osg.com

2

Consolidated Statements of Operations

($ in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Shipping Revenues:	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Pool revenues	$90,591	$28,410	$169,360	$73,477
Time and bareboat charter revenues	109,754	96,609	217,696	191,737
Voyage charter revenues	45,142	116,758	91,973	269,009
Total Shipping Revenues	245,487	241,777	479,029	534,223
Operating Expenses:
Voyage expenses	10,284	70,129	22,184	148,022
Vessel expenses	68,279	66,726	137,518	133,397
Charter hire expenses	31,127	39,983	63,025	85,465
Depreciation and amortization (i)	37,869	37,385	74,988	75,330
General and administrative	17,471	19,485	36,753	43,910
Technical management transition costs	-	1,638	40	1,832
Severance and relocation costs	-	7,964	5	14,647
Gain on disposal of vessels and other property	-	(4)	(1,073)	(1,481)
Total Operating Expenses	165,030	243,306	333,440	501,122
Income/(loss) from Vessel Operations	80,457	(1,529)	145,589	33,101
Equity in Income of Affiliated Companies	11,830	9,637	24,242	18,131
Operating Income	92,287	8,108	169,831	51,232
Other Income	48	145	121	279
Income before interest expense, reorganization items and income taxes	92,335	8,253	169,952	51,511
Interest Expense	(28,931)	(174,511)	(57,500)	(174,634)
Income/(loss) before reorganization items and income taxes	63,404	(166,258)	112,452	(123,123)
Reorganization items, net	(1,437)	(86,123)	(4,924)	(115,379)
Income (loss) before income taxes	61,967	(252,381)	107,528	(238,502)
Income tax (provision)/benefit	(3,529)	50,414	(6,189)	49,085
Net Income/(Loss)	$58,438	$(201,967)	$101,339	$(189,417)

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	520,604,924	-	520,594,320	-
Diluted - Class A	520,811,125	-	520,699,222	-
Basic and Diluted - Class B and Common Stock	7,922,800	30,546,423	7,923,866	30,531,493
Per Share Amounts:
Basic net income/(loss) - Class A and Class B	$0.11	-	$0.19	-
Diluted net income/(loss) – Class A and Class B	$0.11	-	$0.19	-
Basic and diluted net income/(loss) - Common Stock	-	$(6.61)	-	$(6.20)

(i) The three months and six months depreciation amounts for the periods ended June 30, 2014 have been revised from the amounts previously reported in the quarterly report on Form 10-Q for the respective periods to reflect the correction of an error which resulted in an overstatement of depreciation expense on certain vessels. The error overstated three months and six months depreciation expense for the periods ended June 30, 2014 by $2,144 and $4,277. This error had no impact on the full fiscal year 2014 amounts, or on periods prior to 2014.

3

Consolidated Balance Sheets

($ in thousands)	June 30, 2015	December 31, 2014
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$646,265	$389,226
Restricted cash	22,245	53,085
Voyage receivables	87,671	101,513
Income tax recoverable	56,199	55,856
Other receivables	6,747	8,293
Inventories , prepaid expenses and other current assets	25,068	24,290
Deferred income taxes	5,312	5,312
Total Current Assets	849,507	637,575
Restricted cash – non current(i)	-	70,093
Vessels and other property, less accumulated depreciation	2,150,185	2,213,217
Deferred drydock expenditures, net	74,524	62,413
Total Vessels, Deferred Drydock and Other Property	2,224,709	2,275,630

Investments in affiliated companies	348,188	334,863
Intangible assets, less accumulated amortization	52,517	54,817
Other assets	68,653	63,513
Total Assets	$3,543,574	$3,436,491

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$97,757	$96,066
Income taxes payable	1,537	906
Current installments of long-term debt	58,314	12,314
Total Current Liabilities	157,608	109,286

Reserve for uncertain tax positions	37,004	34,520
Long-term debt	1,604,344	1,656,353
Deferred income taxes	285,154	283,277
Other liabilities	66,498	66,968
Total Liabilities	2,150,608	2,150,404
Equity:
Total Equity	1,392,966	1,286,087
Total Liabilities and Equity	$3,543,574	$3,436,491

(i) The December 31, 2014 balance sheet has been revised from that previously reported in the Annual Report on Form 10-K to reflect the correction of an error by reclassifying restricted cash of $70,093 from current assets to non-current assets and to reflect a corresponding reduction in the previously reported amount for total current assets. The error had no impact on the Company’s consolidated statements of operations, comprehensive loss, changes in equity/(deficit) or cash flows.

4

Consolidated Statements of Cash Flows

($ in thousands)	Six Months Ended June 30,
	2015	2014
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net income/(loss)	$ 101,339	$(189,417)
Items included in net income/(loss) not affecting cash flows:
Depreciation and amortization	74,988	75,330
Amortization of debt discount and other deferred financing costs	5,119	-
Compensation relating to restricted stock and stock option grants	981	517
Deferred income tax provision/(benefit)	2,269	(44,903)
Undistributed earnings of affiliated companies	(19,056)	(14,633)
Deferred payment obligations on charters-in	590	1,940
Contractual post-petition interest accrued on liabilities subject to compromise	-	174,476
Reorganization items, non-cash	812	64,469
Other – net	549	1,377
Items included in net income/(loss) related to investing and financing activities:
Gain on disposal of vessels and other property – net	(1,073)	(1,481)
Payments for drydocking	(25,394)	(15,712)
Bankruptcy claim payments	(3,436)	-
Deferred financing costs paid for loan modification	(6,187)	-
Changes in other operating assets and liabilities	8,120	13,067
Net cash provided by operating activities	139,621	65,030
Cash Flows from Investing Activities:
Change in restricted cash	100,933	-
Expenditures for vessels	(440)	(15,721)
Proceeds from disposal of vessels and other property	7,757	7,594
Expenditures for other property	(69)	(216)
Investments in and advances to affiliated companies	(1,506)	-
Repayments of advances from affiliated companies	17,000	-
Other – net	-	185
Net cash provided by / (used in) investing activities	123,675	(8,158)
Cash Flows from Financing Activities:
Purchases of treasury stock	-	(162)
Payments on debt, including adequate protection payments	(6,257)	(5,307)
Deferred financing costs paid for issuance of debt	-	(8,425)
Net cash used in financing activities	(6,257)	(13,894)
Net increase in cash and cash equivalents	257,039	42,978
Cash and cash equivalents at beginning of year	389,226	601,927
Cash and cash equivalents at end of period	$646,265	$644,905

5

Fleet Information

As of June 30, 2015, OSG’s owned and operated fleet totaled 80 International Flag and U.S. Flag vessels (63 vessels owned and 17 chartered-in) compared with 81 at December 31, 2014. Those figures include vessels in which the Company has a partial ownership interest through its participation in joint ventures.

	Vessels Owned		Vessels Chartered-in		Total at June 30, 2015
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total Dwt
Operating Fleet
FSO	2	1.0	—	—	2	1.0	873,916
VLCC and ULCC	9	9.0	—	—	9	9.0	2,875,798
Aframax	7	7.0	—	—	7	7.0	787,859
Panamax	8	8.0	—	—	8	8.0	557,187
International Flag Crude Tankers	26	25.0	—	—	26	25.0	5,094,760

LR2	1	1.0	—	—	1	1.0	109,999
LR1	4	4.0	—	—	4	4.0	297,705
MR	14	14.0	7	7.0	21	21.0	1,001,978
International Flag Product Carriers	19	19.0	7	7.0	26	26.0	1,409,682

Total Int’l Flag Operating Fleet	45	44.0	7	7.0	52	51.0	6,504,442

Handysize Product Carriers [1]	4	4.0	10	10.0	14	14.0	664,490
Clean ATBs	8	8.0	—	—	8	8.0	226,064
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total U.S. Flag Operating Fleet	14	14.0	10	10.0	24	24.0	981,666

LNG Fleet	4	2.0	—	—	4	2.0	864,800 cbm
Total Operating Fleet	63	60.0	17	17.0	80	77.0	7,486,108 and 864,800 cbm

1Includes two owned shuttle tankers, one chartered-in shuttle tanker and two owned U.S. Flag Product Carriers that trade internationally.

6

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(1) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended June 30,	Six Months Ended June 30,
($ in thousands)	2015	2014	2015	2014
TCE revenues	$235,203	$171,648	$456,845	$386,201
Add: Voyage Expenses	10,284	70,129	22,184	148,022
Shipping revenues	$245,487	$ 241,777	$479,029	$534,223

(2) EBITDA and Adjusted EBITDA

EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended June 30,	Six Months Ended June 30,
($ in thousands)	2015	2014	2015	2014
Net Income/(loss)	$58,438	$(201,967)	$101,339	$(189,417)
Income tax provision/(benefit)	3,529	(50,414)	6,189	(49,085)
Interest expense	28,931	174,511	57,500	174,634
Depreciation and amortization	37,869	37,385	74,988	75,330
EBITDA	128,767	(40,485)	240,016	11,462
Technical management transition costs	-	1,638	40	1,832
Severance and relocation costs	-	7,964	5	14,647
Gain on disposal of vessels and other property	-	(4)	(1,073)	(1,481)
Reorganization items, net	1,437	86,123	4,924	115,379
Adjusted EBITDA	$130,204	$ 55,236	$243,912	$141,839

7

(3) Total Cash

($ in thousands)	June 30, 2015	December 31, 2014

Cash and cash equivalents	$646,265	$389,226
Restricted cash, including non-current portion	22,245	123,178
Total Cash	$668,510	$512,404

8